EXHIBIT 10.29


IDX Services Agreement with Destia Communications Services, Inc.


                      TELECOMMUNICATIONS SERVICES AGREEMENT

THIS TELECOMMUNICATIONS SERVICES AGREEMENT ("Agreement") is entered into on July 30, 1999 (the "Effective Date"), between:

IDX INTERNATIONAL, INC., a Virginia corporation having a business address at 11410 Isaac Newton Square North, Suite 100, Reston, Virginia 20190 (hereinafter "IDX"); and

DESTIA  COMMUNICATIONS  SERVICES,  INC. a Delaware corporation having a business
address  at  95  Route  17  South;   Paramus,   New  Jersey  07652  (hereinafter
"Destia");collectively referred to as the "Parties" individually, a "Party.

                                   WITNESSETH:

WHEREAS, IDX is a provider of international telecommunications services; and

WHEREAS, Destia desires to purchase certain telecommunications services provided by IDX and IDX desires to provide certain telecommunications services to Destia, all as more fully described below, subject to the terms and conditions contained herein;

NOW THEREFORE, the Parties, in consideration of the mutual covenants and agreements hereinafter set forth, agree as follows:

1.   DESCRIPTION OF SERVICES

1.1 IDX, either directly or through its licensed and authorized affiliates or underlying carriers, shall provide telecommunications services to Destia to route Destia's international telecommunications traffic to and from various destinations around the world, as more particularly described in Annex 1-A attached hereto (the "IDX Services"). Where applicable, the IDX Services shall be hereinafter referred to as the "Services." Additional services may be added from time to time to this Agreement upon terms and conditions to be mutually agreed upon by the Parties and may be included by adding an amended Annex 1 to this Agreement.

     The destinations offered by IDX for the providing Services are listed in Annex 2-A attached hereto (the "IDX Destinations"). which Destinations may be amended from time to time by IDX by providing Destia with seven (7) days prior to written notice. Where applicable, the IDX Destinations are hereinafter referred to as the "Destinations." Service shall be provided pursuant to this Agreement as supplemented by applicable tariffs (including tariff revisions) filed by IDX with the Federal Communications Commission for international service ("Tariffs"). In the event of any conflict between this Agreement and any Tariff. this Agreement shall control. Additionally, the rates for Service set forth in this Agreement shall prevail in all cases, and such rates shall only be subject to change as provided in this paragraph.

2.   TERM

2.1 This Agreement shall commence on the Effective Date and shall continue for an initial term ("Term") of one (1) year. Thereafter this Agreement shall remain in effect unless terminated by either Party by providing a written one (1) month notice of termination to the other party.

2.2 IDX shall endeavor to provide the IDX Services on the date of completion of testing (the "Service Date"). and each Party shall notify, the other Party. when such testing for service is completed.

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IDX Services Agreement with Destia Communications Services, Inc.

4.   OPERATIONAL AND COMMERCIAL MATTERS

4.1 The point of interconnection with Destia for the provision of IDX Services by IDX shall be at 11410 Isaac Newton Square North, suite 101, Reston. VA 20190, a Washington D.C. connection point (the "IDX Interconnection Location"). IDX will initially provide and pay for two Tls, and Desfia will initially provide and pay for two Tls.

4.2 Destia shall be responsible to procure, at its own expense, all necessary switching and multiplexer equipment to be located in the Destia Interconnection Location to provide voice compression & decompression plus International Direct Distance Dialing. This equipment shall remain the property, of Destia. Destia agrees to provide and be responsible for the operation of its equipment at such local facility and shall provide 7 days and 24 hours of facility management and maintenance at the Destia Location.

4.3 IDX shall be responsible to procure, at its own expense, all necessary, switching and multiplexer equipment to be located in the IDX Interconnection Location to provide voice compression & o decompression plus International Direct Distance Dialing. This equipment shall remain the property, of IDX. IDX shall provide 7 days and 24 hours of facility management and maintenance at the IDX Location.

4.4 The cost of a link will be paid by the party using it. The Parties shall coordinate the management of their respective system facilities, with each Party being responsible for providing and operating, at its own expense, its respective network facilities. The Parties also shall Interface on a 24 hours/7 days a week basis to assist each other with the isolation and repair of any facility faults in their respective networks, and with the identification investigation and mitigation of real time traffic flow problems to/from any service destination.

4.5 Destia shall provide prompt and accurate traffic forecasting information in accordance with the requirements outlined below in order to allow the efficient provisioning of the Services. Initial forecasts shall be provided prior to the Services Date and periodically thereafter, though not more frequently than every 90 days, as may be reasonably requested by IDX. Such forecasts shall be in a form satisfactory to IDX and shall specify, traffic volumes, daily and seasonal profiles, and peak periods for each Destination. IDX understands and acknowledges that such forecasts shall represent a good faith effort by Destia to estimate its traffic based on historical patterns and anticipated pricing and are not intended to be a promise by Destia to provide traffic in such patterns or amounts.

4.6 IDX reserves the right to cancel and/or temporarily suspend any of all of the IDX Services if Destia engages in activities which, in the reasonable opinion of IDX, may cause disruption of service or damage to IDX's network of facilities. IDX shall use commercially reasonable efforts to provide Destia with advance notice of such suspension and or cancellation and in any case shall endeavor to provide written confirmation of such suspension and or cancellation within a commercially reasonable time thereafter.

5.   PRICING AND BILLING

5.1 For the IDX Services provided pursuant to the Agreement. Destia shall pay IDX the rates (the "Rates") by IDX Destination set forth in Annex 2-A attached hereto, which Rates may be adjusted by IDX from time to time by providing seven (7) days prior written notice to Destia. The IDX Rates shall hereinafter be referred to as the "Rates."

5.2 As soon as practicable after the end of each month, IDX shall submit invoices to Destia for the services provided hereunder. Such invoices shall be based on the chargeable duration of the calls routed pursuant to this Agreement. The invoice will include traffic by destination, tariffs by

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IDX Services Agreement with Destia Communications Services, Inc.

     destination and total amount due. For purposes of this Agreement, IDX Services chargeable calls shall begin when IDX receives answer supervision.

5.3 All amounts due hereunder shall be payable to IDX in U.S. dollars in immediately available funds within thirty, (30) days of the date of receipt of the invoice, except as agreed to by both the Parties. If Destia in good faith disputes any invoiced amount, it shall submit to IDX within sixty
     (60) days following receipt of such disputed invoice, written documentation identifying the minutes and/or rates which are in dispute. The Parties shall investigate the matter. Any amounts due hereunder that are not paid when due shall accrue interest at the rate of one and one-half percent (1.5%) per month, compounded daily, beginning with the day following the date on which payment was due, and continuing until paid in full.

5.4 IDX may at any time require Destia hereto to issue an irrevocable letter of credit or other form of security acceptable to both IDX and Destia, if Destia's financial circumstances or payment history is or becomes unacceptable to IDX based upon reasonable supporting evidence.

5.5 All Rates and other charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, and duties or levies imposed by any authority, government or government agency, all of which shall be paid promptly when due by the party purchasing services hereunder.

6.   TERMINATION

6.1 In addition to any other rights at law or in equity, either party may terminate this Agreement immediately in the event that (i) the other party becomes insolvent or bankrupt, or ceases paying its debts generally as they mature; or (iii) the other party commits a breach of any of the terms of this Agreement (other than a breach of a payment obligation as addressed In
     6.2 below) and fails to remedy such breach within thirty (30) days after receipt of written notice thereof from IDX or (iii) any governmental entity having jurisdiction over the telecommunications service provided under this Agreement determines that the relationship of the Parties and/or telecommunications services provided hereunder are contrary, to then existing laws.

6.2 IDX may terminate this Agreement immediately in the event that Destia fails to make any payment when due hereunder.

6.3 In the event of any termination pursuant to this Article 6. Destia shall pay the applicable Rates for any Services rendered through and including the date of termination.

7.   LIMITATION OF LIABILITY; QUALITY OF SERVICE

7.1 The parties recognize that IDX has no control over how a foreign administration or third part?' carrier establishes its own roles and conditions pertaining to international telecommunications services. The Parties agree that IDX shall not be liable for any loss or damage sustained by Destia. its interconnecting carriers, or its end users due to any failure in or breakdown of the communication facilities associated with providing services hereunder, for any interruption or degradation of such services, whatsoever shall be the cause or duration thereof.

7.2 In no event will IDX be liable to Destia for consequential, special, or indirect losses or damages, howsoever arising: and whether under contract, tort, or otherwise, including, without limitation. third party claims, loss of profits, or loss of or damage to Destia's reputation or goodwill.

7.3 IDX will use reasonable efforts under the circumstances to maintain its overall network quality. The quality, of telecommunications service provided hereunder shall be consistent with other common carrier industry, standards, government regulations and sound business practices.

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IDX Services Agreement with Destia Communications Services. Inc.

8.   ASSIGNMENT

     This Agreement is personal to the Parties and may not be assigned or transferred by either Party without the prior written consent of the other Party. Such consent may not be unreasonably withheld, except that the parties agree that IDX may assign this Agreement without consent to any affiliate or successor in interest whether by merger, reorganization, or transfer of all or substantially all of its assets.


9.   FORCE MAJEURE

     No failure or omission by either Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement, if such failure or omission arises from an act of God, an act of Government or any other circumstance commonly known as force majeure.

10.  CONFIDENTIALITY

10.1 For a period of two (2) years from the date of disclosure thereof, each Party shall maintain the confidentiality, of all information or data of any nature ("Information") provided to it by the other Party hereto provided such information contains a conspicuous marking ideal identifying it as "Confidential" or" Proprietary." Each Party shall use the same efforts (but in no case less than reasonable efforts) to protect the Information it receives hereunder as it accords to its own Information. The above requirements shall not apply to Information which is already in the possession of the receiving Party through no breach of an obligation of confidentiality, to the disclosing Party or any third Party, is already publicly available through no breach of this Article 10. or has been previously independently developed by the receiving Party. This Agreement shall not prevent any disclosure of Information pursuant to applicable law or regulation, provided that prior to making such disclosure, the receiving Party uses reasonable efforts to notify the other Party of the required disclosure. All Information provided by any Party to the other hereunder shall be used solely for the purpose for which it is supplied.

10.2 Neither Party shall (i) refer to itself as an authorized representative of the other Party in promotional, advertising, or other materials. (ii) use the other Party's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising, or other materials, or
     (iii) release any public announcements referring to the other Party of this Agreement without fist having obtained such Party's Prior written consent.

11.  NOTICE

11.1 All notices, requests, or other communications hereunder shall be in writing, addressed to the parties as follows:

If to Destia:                Destia Communications Services. Inc,
                             95 Route 17 South
                             Paramus. New Jersey 07652
                             Attention: General Counsel
                             Tel:     201-226-4500
                             Fax:     201-226-4575

If to IDX:                   IDX International, Inc.
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IDX Services Agreement with Destia Communications Services, Inc.

                          11410 Isaac Newton Square North, Suite 100
                          Reston, Virginia 20190
                          Attention: Chief Operating Officer
                          Tel: 1-703-787-5727
                          Fax: 1-703-787-9006

11.2 Notices mailed by registered or certified mail shall be conclusively deemed to have been received by the addressee on the fifth business day following the mailing of sending thereof. Notices sent by telex or facsimile shall be conclusively deemed to have been received when the delivery confirmation is received. If either Party wishes to alter the address to which communications to it are sent, it may do so by providing the new address in writing to the other Party.

12.  COMPLIANCE WITH LAWS

12.1 Destia shall not use the Services in any manner or for any purpose which constitutes a violation of o applicable laws or the laws of any foreign jurisdiction in which the Services are being provided. This Agreement and the continuance hereof by the Parties is contingent upon the obtaining and the continuance of such approvals, consents, governmental and regulatory authorizations, licenses and permits as may be required or deemed necessary by the Parties, and the Parties shall use commercially reasonable efforts to obtain and maintain the same in full force and effect. Destia further agrees to refrain from engaging in sales, advertising or marketing within or outside of the United States which IDX believes could impair its or its affiliates' relationship with any overseas authority.

12.2 The Parties acknowledge that this Agreement is subject to Section 211 of the Communications Act, as amended, and shall govern IDX's provision of the IDX Services to Destia. The Parties also understand and agree that the terms and conditions herein shall, in all cases, supersede any terms set forth in any IDX tariff on file and then in effect with the Federal Communications Commission.

13.  MISCELLANEOUS

13.1 Any article or any provision of this Agreement which is or becomes illegal, invalid, or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity, or unenforceability but shall not affect or impair the enforceability of the remaining provisions herein. All valid provisions shall be considered severed from any illegal invalid, or unenforceable Article or provision of this Agreement and shall otherwise remain in full force and effect.

13.2 No waiver by either Party to any provisions of this Agreement shall be binding unless made in writing. Any such waiver shall relate only to such specific matter, non-compliance or breach to which it relates to and shall not apply to any subsequent matter, non-compliance or breach.

13.3 The relationship between the Parties shall be that of parties contracting independently at arms length and shall not be that of partners, and nothing herein contained shall be deemed to constitute a partnership between them or a merger of their assets or their fiscal or other liabilities or undertakings. Neither Party shall have the right to bind the other Party, except as expressly provided for herein.

13.4 This Agreement shall be governed by the laws of the Commonwealth of Virginia, without reference to its principles of conflict of laws. Destia irrevocably consents and submits to personal jurisdiction in the courts of the Commonwealth of Virginia for all matters arising under this Agreement.

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IDX Services Agreement with Destia Communications Services, Inc.

13.5 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

13.6 This Agreement, including the following Annexes:

     Annex I-A IDX Services
     Annex 2-A IDX Destinations and Rates

     represents the entire understanding between the Parties in relation to the matters herein and supersedes all previous agreements made between the Parties, whether oral or written. This agreement can only be changed, amended or modified by a writing signed by both Parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement, in duplicate, or caused this Agreement to be executed in duplicate by a duly authorized officer, as of the date first above written.

IDX INTERNATIONAL, INC.                       DESTIA COMMUNICATIONS
                                              SERVICES, INC.

By: /s/ Jose Marques                          By: /s/  Brett Lawrence
   -----------------------------                 -------------------------------
Name: Jose Marques                            Name: Brett Lawrence
     ---------------------------                   -----------------------------
Title: V.P. Business Development              Title: V.P. and Asst. Gen. Counsel
      --------------------------                    ----------------------------


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IDX Services Agreement with Destia Communications Services, Inc.


                                    ANNEX 1-A

                                  IDX SERVICES

1. International Direct Distance Dialing (IDDD) - IDX will provide facilities to route international telecommunications traffic (IDDD type) and will arrange with authorized international carriers to provide service to various destinations around the world.

2.




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IDX Services Agreement with Destia Communications Services, Inc.


                                     ANNEX 2
                           IDX DESTINATIONS AND RATES

DESTINATION                  PRICE (US$)                      EFFECTIVE DATE
-----------                  -----------                      --------------
China                        0.2750                           Now
China (Mobile)               0.4100                           Now
Hong Kong                    0.0440                           Now
Indonesia (Jakarta)          0.1400                           Now
Indonesia (Rest) *           0.3400                           Now
Ireland (Dublin)             0.0550                           Now
Ireland (Rest)               0.0650                           Now
Ireland (Mobile)             0.1200                           Now
Philippines (Manila)         0.2050                           Now
Philippines (Rest)           0.2300                           Now
Philippines (Mobile)         0.2800                           Now
Singapore                    0.1125                           Now
Singapore (Mobile)           0.2500                           Now
Taiwan (Taipei)              0.0850                           Now
Taiwan (Rest)                0.1200                           Now
Taiwan (Mobile)              0.1900                           Now
Vietnam *                    0.7000                           Now

o    Mobile traffic upon request

o    All charges: 30/06 seconds


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